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                                                                    EXHIBIT 99.1


                            TITAN EXPLORATION, INC.
                           500 West Texas, Suite 200
                             Midland, Texas 79701


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Jack D. Hightower and William K. White and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side hereof, all the shares of common stock of Titan Exploration, Inc. (the "Company") held of record by the undersigned on April 10, 2000, on all matters that may properly come before the special meeting of shareholders to be held in the Midland Room, Tower Two, Fasken Center, 550 West Texas, Midland, Texas on May 24, 2000, beginning at 10:00 a.m. central standard time, or any adjournment thereof, including upon matters set forth in the Notice of Special Meeting dated April 19, 2000, and the related proxy statement/prospectus, copies of which have been received by the undersigned. Attendance of the undersigned at the meeting or any adjourned session of the meeting will not be deemed to revoke this proxy unless the undersigned affirmatively indicates the intention of the undersigned to vote the shares represented by this proxy in person before the exercise of this proxy.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                        SPECIAL MEETING OF STOCKHOLDERS
                            TITAN EXPLORATION, INC.

                                 May 24, 2000


[X] Please mark your votes as in this example.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

(1) To adopt and approve the agreement and plan of merger dated as of December 13, 1999, as amended, among Union Oil Company of California, Pure Resources, Inc., TRH, Inc. and the Company, and the transactions contemplated by it.

          [  ]  FOR    [  ]  AGAINST    [  ]  ABSTAIN


     The shares represented by this proxy will be voted as specified above, but, if no specification is made, they will be voted for item 1. The shares represented by this proxy will be voted at the discretion of the proxies on any other matter that may properly come before the meeting.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.


                                    PLEASE CHECK THIS BOX IF YOU INTEND  [ ]
                                    TO BE PRESENT AT THE MEETING.

Signature:____________________________

Printed Name:_____________________________ Dated:________, 2000
Signature if held jointly:________________________

Printed Name:_____________________________ Dated:________, 2000

Note: Please sign exactly as your name appears above. Joint owners should each sign.